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                            DISTRIBUTORSHIP AGREEMENT



     This distributorship agreement ("Agreement") is made and entered into as of this day of April 4, 1997, by and between ONTRO, INC., a California corporation, ("Company") and THE L.L. KNICKERBOCKER COMPANY, INC., a California corporation ("Distributor"), in view of the following facts:

     A. Company is engaged in the business of engineering, designing, manufacturing, and supplying containers, such as cans, bottles, bowls, and trays, that initiate a Chemical reaction in a sealed heating module inside the container to heat the contents with which the container is filled, such as beverages and foodstuffs, when a user presses an actuator on the container; and

     B. Distributor desires to market products packaged in Company's containers and to be designated as an exclusive distributor of such products packaged in Company's containers.

COMPANY AND DISTRIBUTOR THEREFORE AGREE AS FOLLOWS:

1.   DEFINITIONS:

     For the purposes of this Agreement, the following words and terms shall have the meaning set forth below:

     1.1. The term "Containers" shall mean the types of containers and parts and accessories thereto set forth in Schedule "A", a copy of which is attached to this Agreement and incorporated herein by this reference.

     1.2. The term "Approved Products" shall mean those product offerings of Distributor comprised of certain Containers that have been filled with the type of materials, for distribution in the areas and markets, and pursuant to the distribution plan, and all other reasonable requirements or conditions all as set forth in Schedule "B", a copy of which is attached to this Agreement and incorporated herein by this reference.

     1.3. The term "Territory" shall mean the territory, or markets which have been designated and agreed upon by the Company and Distributor as exclusive to Distribution in connection with each Approved Product.

     1.6. The term "Written Notice" shall mean mailing of the information by first-class, registered, certified, U.S. Express Mail, or by a recognized overnight delivery service, addressed as follows:


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if to Company:

Ontro, Inc.
12675 Danielson Court, Suite 401
Poway, CA 92064

Fax: (619) 486-7204

if to Distributor:

The L.L. Knickerbocker Co., Inc.
30055 Comercio
Rancho Santa Margarita, CA 92688

Fax: (714) 589-0339

2.   GRANT OF DISTRIBUTORSHIP:

     2.1. Sale to Distributor: Subject to the terms of this Agreement, Company shall sell Containers to Distributor for Distributor's use in manufacturing and selling Approved Products in the Territory.

     2.2. Exclusive Dealing: Company shall not, without Distributor's written authorization, make, sell or deliver Containers to or for any party other than Distributor which party the Company knows or should reasonably know intends to use such Containers , to promote or sell Approved Products or substantially similar products in a Territory defined as exclusive to Distributor in connection with an Approved Product, during the term of this Agreement. Distributor shall not utilize the Containers delivered to it pursuant to this Agreement to package, sell, distribute, resell or otherwise dispose of the Containers in a manner which will or may result in the Containers being filled for sale to consumers with any material or marketed in any areas or in any markets other than as set forth in connection with any Approved Product. Distributor undertakes and agrees to take all steps necessary to ensure that any Sub-distributor appointed pursuant to the terms of Section 2.3 below will comply with the terms of this Section. Distributor shall not, without Company's written authorization, purchase, acquire, manufacture or otherwise utilize any package or container utilizing an integral means of heating the contents thereof if such package or container was not acquired from the Company pursuant to the terms of this Agreement. Any failure on the part of either Distributor or any Sub-distributor to comply with the terms of this Section constitutes a material breach of this Agreement on the part of Distributor.

     2.3. Sub-distributors: Distributor may appoint Sub-distributors subject to the approval in writing of Company, which Company shall not unreasonably withhold. Appointment of a Sub-distributor by Distributor shall not impose on Company any requirement that Company deal with the Sub-distributor. Appointment of a Sub-distributor by Distributor shall not relieve Distributor


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from any of its obligations, undertakings, or risks assigned to it under this
Agreement. Distributor may contract with manufacturers to produce Approved Products for Distributor and to package such Approved Products, using the Containers purchased by Distributor from Company. Appointment of a Sub-distributor or contracting with a manufacturer or any other party by Distributor shall not relieve Distributor from any of its obligations, undertakings, or risks assigned to it under this Agreement.

     2.4. Best Efforts by Distributor: Distributor agrees to use its best efforts to enact and carry out a policy designed to create demand for and continually increase sales of Approved Products in the Territory. Distributor agrees to maintain adequate working capital, facilities and personnel to accomplish this purpose at all times. Distributor shall undertake all such efforts at Distributor's sole cost and expense. Company shall be under no obligation to aid Distributor in such efforts in any manner other than that which is incidental to Company's fulfilment of obligations that may be specified in other provisions of this Agreement.

     2.5 Additional Approved Products: Distributor may, at any time, propose additional materials for packaging in the Containers for distribution as Approved Products by Written Notice to Company, which specifies the specific material proposed, the name under which it will be labeled and the proposed areas and marketing plan for its distribution. Distributor shall provide to Company any additional information it may request concerning the proposed material and its marketing and distribution. The Company agrees to promptly consider any such additional product offerings proposed by Distributor. Upon approval of such additional Distributor by Company, the parties will amend Schedule "B" hereto and cause the additional product offerings to be included in Schedule "B" as an Approved Product. Any amendment to Schedule "B" as provided herein must be in writing and signed by both parties in order to become effective.

     2.6    Reports:   Not  less frequently than every calendar quarter,
Distributor shall prepare and deliver to Company a report of the sales activity of the Distributor for the calendar quarter. Such report shall be in writing and set forth, by approved product, the volume of sales during the quarter and, with respect to each purchaser, the zip code to which the product was shipped, the quantity purchased, the sex of the purchaser and all other demographic information in the control, custody or possession of Distributor, other than the name, address and telephone number of specific purchasers. The report required by this section shall be delivered to Company not later than thirty (30) days following the close of the calendar quarter to which the report relates.

3.   MINIMUM QUANTITIES:

     3.1.   Minimum Quantities:   Distributor shall be required to purchase, in
the first calendar month during which the Company accepts an order from Distributor, a total of at least fifty thousand (50,000) Containers. In the first succeeding calendar month, Distributor shall be required to purchase a total of at least one hundred thousand (100,000) Containers. In the second succeeding calendar month, Distributor shall be required to purchase a total of at least two hundred thousand (200,000) Containers. During each calendar month thereafter until the beginning of the next


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succeeding calendar quarter, Distributor shall be required to purchase a total of at least two hundred fifty thousand (250,000) Containers. During each three month period thereafter, Distributor shall be required to purchase at least seven hundred fifty thousand (750,000) Containers. Failure by Distributor to order this minimum quantity in any period specified herein shall be considered a material breach of this Agreement.

4.   PRICE:

     4.1. Determination of Price: The Containers shall be sold to Distributor by Company at the best price for the specified quantity of identical Containers with identical heating parameters times and temperatures, set forth in Company's published price list that is delivered to Distributor along with the notice of acceptance of the initial order for such Products. Company shall have the right to change all applicable prices for all Products every twelve (12) months thereafter at its sole discretion by providing at least thirty (30) days Written Notice to Distributor, and any such change shall become effective thirty (30) days after such Written Notice is provided or on the date specified in such notice, whichever is later. In no event shall a change in the price of the Containers affect orders by Distributor that were accepted by Company before the Written Notice of the price change was provided. The price list that is current as of the date of this Agreement is set forth in Schedule "C", a copy of which is attached to this Agreement and incorporated herein by this reference.

     4.2.   Reimbursement for Special Delivery Conditions, Taxes and Charges:
In the event that any labor or material is required to be supplied by Company in an effort to comply with any special delivery conditions requested by Distributor, any and all costs and expenses incurred by Company for such labor or material shall be added to the invoice price of the Containers involved. In the event that any sale or order of the Containers results in the imposition of any charges or taxes by any governmental authority, such charges or taxes shall be added to the invoice price of the Containers involved.

5.   ACCEPTANCE OF ORDERS:

     5.1. Acceptance: Company will not be bound by any order for Containers placed by Distributor until such order has been accepted by Company, which acceptance may be in whole or part at Company's sole discretion. Any order or part thereof shall be deemed accepted only upon shipment of Containers relating to the order by Company or by provision of Written Notice of acceptance to Distributor. Upon acceptance of the order by Company, such acceptance shall constitute a binding agreement of Company to sell and ship the Containers ordered, and of Distributor to purchase and tender payment for the Containers ordered, under the terms and conditions of this Agreement. An order placed with and accepted by Company can be canceled only with Company's consent and upon terms that indemnify Company against loss. Company may, at its option, give Distributor written notice of any delay in production or delivery of the Containers, and delivery of the Containers to Distributor, subject to such delay, shall be deemed to be substantial compliance with the terms of such order.


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     5.2.   Inconsistent Terms in an Order:   In the event that any terms or
conditions contained in any order are inconsistent with the terms of this Agreement, such inconsistent terms or conditions in the order shall be null and void and shall not be binding on Company in the event that the order containing such inconsistent terms or conditions is accepted by Company.

6.    PAYMENTS FOR PRODUCTS:

     6.1. All payments are due net, within thirty (30) days following the date of the invoice relating to an order. Invoices will be issued following acceptance of an order. In the event that the Company has not accepted an order in writing, issuance of an invoice relating to the order shall constitute acceptance thereof, according to the terms of the invoice. Any payment not received by Company within thirty (30) days following issuance of an invoice will be subjected to a late charge equal to 1.5% per month on the outstanding principal balance due, but in no event greater than that allowed by law. Any Containers manufactured or held by Company and relating to an invoice which has not been paid within thirty (30) days following the date thereof which have not been shipped, may be held by Company pending payment of the invoice or may be resold to other customers. Any delay in delivery of Containers following payment of an invoice which was not paid in full within thirty days following its date, which delay is caused by Company's election to either hold or resell the Containers pursuant to the terms of this Section shall be deemed in compliance with the shipment terms of the order to which the unpaid invoice relates. In the event the Company elects to ship any Containers pursuant to the terms of an order whose invoice remains unpaid after thirty days, the ability of the Company to withhold such shipment under the terms of this section shall not be construed in any way limit the liability of Distributor for the amount of the invoice, late fees imposed or the price of Containers shipped. The charging of a late fee or any other action contemplated under the terms of this section shall be cumulative and in addition to Company's other remedies under this Agreement, at law or in equity.

     6.2. Limitation on Deductions: Distributor hereby agrees that in making any and all payments to Company under the terms of this Agreement, no deductions for warranty or any other claims against Company shall be made unless Distributor receives from Company prior written approval of the validity of such a claim and the specific amount of the deduction, or such claim is limited to the purchase price of defective containers returned to the Company pursuant to
Section 8.3 hereinbelow.

     6.3. Failure to Make Payments: It is understood by the parties hereto that the ability of Distributor to make the payments contemplated hereunder is of the essence of this Agreement and in the event that Distributor fails to make the payments in accordance with the terms and conditions of this Agreement, for any reason or cause, including without limitation, by virtue of any regulation or order of any government authority, Company may elect to terminate this Agreement, which termination shall become effective immediately upon Company providing Written Notice thereof, and notwithstanding the termination provisions otherwise provided in this Agreement. Notwithstanding any other provision of this Agreement, Distributor grants to Company a security interest in any and all Containers in Distributor's inventory, possession or control to secure


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the purchase price of Containers delivered from time to time. This Agreement is intended by the parties to constitute a security agreement under the terms of the California Commercial Code. The security interest granted herein shall be a floating and ongoing security interest in all Containers within the custody, possession or control of the Distributor from time to time and shall not be limited in any way to the specific Containers giving rise to a particular payment obligation of Distributor. Company shall have the right to file UCC-1 and other statements, as it deems appropriate, to perfect such security interest, and Distributor shall take all steps reasonably necessary to assist Company in such filings, including execution thereof. Distributor's failure to take any requested step for a period of fifteen (15) days following written request therefor shall be considered a material breach of this Agreement.

7.   SHIPMENT OF CONTAINERS:

     7.1. Time and Costs: Company shall ship to Distributor the Containers set forth in an accepted order to Distributor, within a commercially reasonable time after Company's acceptance of such order. Company and Distributor understand and agree that all shipping dates shall be approximate and shall be computed from the date that an order is accepted by Company. All costs of shipping and any other costs related to transfer of Containers to Distributor shall be added to invoices and shall be borne by Distributor. Any additional insurance costs will be added to the cost of shipping to be purchased from the carrier, and all such costs shall be borne by Distributor.

     7.2. Discharge of Company's Obligation: Company's obligation to ship the products shall be fully and completely discharged, and ownership, legal title and all risk of loss or damage shall immediately pass to Distributor, at the time that the products are delivered F.O.B. San Diego, California, provided, however, that any and all security interest in the products created in favor of Company shall remain intact. Distributor may designate its own carrier. Company shall not be liable for any discrepancy between the estimated shipping weights and the actual weights of Containers shipped.

     7.3. Excuse of Performance: Company shall not be obligated to sell Containers to Distributor, including filling any order that Distributor has placed, if Company's performance becomes impossible, whether legally or practically. Without limiting the generality of the foregoing and by way of example only, a sale shall be considered legally impossible, among other circumstances, in the event of issuance of an order by a court of competent jurisdiction enjoining Company from manufacturing, using or selling Containers or portions thereof or holding that the manufacture, use or sale of Containers infringes a patent held by another party, constitutes an act of unfair competition, or violates any other right of another party.

     7.4. Limitation on Damages: Company agrees to use its best efforts to satisfy and fill orders placed by Distributor. Nevertheless, it is understood that lead time will vary according to manufacturing and other conditions and, consequently, any and all delivery dates communicated by Company are mere estimates. Under no circumstances shall Company be liable to Distributor, its agents, sub-distributors, customers or any other persons on account of late delivery or non-delivery,


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for any special or consequential damages, whether based upon lost goodwill, lost profits, work stoppage, impairment of other goods, breach of contract, negligence or such other actions as may be deemed or alleged to be the cause of a loss or damage to such person. Distributor's sole and exclusive remedy shall be the recovery of so much of the purchase price, if any, as Distributor may have paid to Company for the ordered Containers. Distributor expressly releases Company from liabilities for any loss or damage arising from the failure of Company to fill any orders of Distributor.

8.   QUALITY OF CONTAINERS:

     8.1. Quality of Containers: Company shall furnish to Distributor a sample of each type of Container ("Sample Container") set forth in Schedule "A" that shall serve as the sole and exclusive standard for gauging the quality of Containers of that type subsequently shipped to Distributor. From time to time, but not more than once per month, at the Request of Distributor, Company shall furnish to Distributor a further Sample Container that shall supersede all previously furnished Sample Containers of that type.

     8.2. Limitation of Warranty: COMPANY WARRANTS THAT EACH CONTAINER SHIPPED TO DISTRIBUTOR IS OF AT LEAST THE SAME LEVEL OF QUALITY AS THE SAMPLE CONTAINER OF THAT TYPE AT THE TIME OF SHIPMENT. DISTRIBUTOR HEREBY ACCEPTS THIS WARRANTY IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY AND FITNESS. Distributor shall satisfy itself that the Containers are suitable for the materials with which Distributor intends to fill them, and acknowledges that it has not relied upon any representation by Company regarding such suitability. Distributor warrants only the quality of the empty Containers; the quality of Containers shall not be judged in connection with their effect upon such materials, including but not limited to the effectiveness or ineffectiveness of Containers at heating such materials or any change such materials may undergo as a result of being placed in, sealed in, and/or heated in Containers.

     8.3. Return of Defective Containers: Within sixty (60) days of Distributor's receipt of a shipment of Containers, Distributor may return for credit Containers that are below the standard of quality defined by the Sample Container. Distributor shall not be permitted to return any Containers for credit without obtaining the prior written approval of Company to return such products and a written authorization number issued by Company. Distributor must include with any such return a listing detailing the Containers being returned, the invoice number on which they were originally purchased, and a description of the defect(s). Distributor shall bear all costs and expenses of returning the Containers, and all risk of loss until the Containers are received by Company at its San Diego shipping location.


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9.    CONFIDENTIAL INFORMATION:

     Distributor shall neither use nor disclose to any third parties any confidential information concerning the business, affairs or products of Company that Distributor may acquire during the course of its activities under this Agreement. In addition, Distributor shall take all necessary precautions to prevent any disclosure by any of its employees, officers, directors, representatives, agents or sub-distributors. Distributor acknowledges that any right, title and interest in and to the aforesaid confidential information is vested in Company and that such information is the sole property of Company.
For purposes of this Agreement, it is understood by the parties hereto that the term "confidential information" shall include, but is not limited to, trade secrets and unpatentable intellectual property that may be communicated orally, in writing, in drawings, or in any other medium, or by demonstration of a device or method. Distributor acknowledges that it will hold in confidence and trust any such confidential information and that, upon termination of this Agreement for any cause or reason whatsoever, Distributor will promptly retrieve and deliver to Company all documents, data and records in any medium that contains or relates to Company's confidential information. It is specifically understood and agreed that Distributor will not, under any circumstances, either during the term hereof or following termination, undertake the manufacture of any Container or component thereof or of any item intended to function in a manner substantially similar to the Containers. For purposes of this Agreement, an item will be deemed to function in a manner substantially similar to the Containers if such item consists of a package, or packaging component, which package or component, when combined with the remaining packaging components, is self contained and intended to heat its contents.

10.  TRADEMARKS,  PATENTS AND COPYRIGHTS:

     10.1. Ownership of Trademarks, Patents and Copyrights: Distributor acknowledges Company's exclusive right, title and interest in and to any and all trademarks and trade names (hereinafter such trademarks and trade names shall be collectively referred to as the"Trademarks"), patents ("Patents") and copyrights ("Copyrights") in which Company may have at any time acquired a license or other rights or interests in the United States of America or in any other country. Distributor acknowledges that, in connection with any reference to the Trademarks, Patents and Copyrights, Distributor shall not in any manner represent that it possesses any ownership interest in the Trademarks, Patents and Copyrights or the registration thereof, nor shall any action taken by Distributor or on Distributor's behalf create in Distributors's favor any right, title or interest in and to the Trademarks, Patents and Copyrights.

     10.2. Attribution: Distributor shall mark each Product in the following manner or in a similar manner that Company may, from time to time, designate upon giving Distributor reasonable Written Notice: "This product is packaged in an Ontro, Inc. brand self-heating container." Distributor shall not use Company's name or Trademarks in any other manner. Distributor shall not in any manner state or imply that Company, its licensor Insta-Heat, Inc., or any parent, subsidiary or related entity of Company or Insta-Heat, Inc. is the source or origin of the contents of the Containers.


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     10.3.  Patent Marking: Distributor shall mark each Product covered by one or more of the Patents with a proper patent notice. Although Company shall advise Distributor of the patent numbers) that in Company's opinion cover the Products, Distributor shall bear all risks associated with inadvertent mis-marking of the Products. Distributor hereby waives all claims against Company that may arise out of its marking Products with patent notices and Company's representations regarding the patent coverage or patent number(s).

     10.4. Notification of Violations: Distributor shall promptly notify Company, in writing, of any and all infringements, imitations, illegal use or misuse of the Trademarks, Patents and/or Copyrights that come to Distributor's attention. Distributor further agrees that it shall not at any time take any other action in connection with the Trademarks, Patents or Copyrights, or otherwise attempt to prevent infringement, imitation, illegal use or misuse of the Trademarks, Patents and/or Copyrights.

     10.5.  Assistance in the Protection of the Trademarks, Patents and
Copyrights: Distributor agrees to render to Company all assistance requested of it by Company in connection with the protection of Trademarks, Patents and/or Copyrights, and to make promptly available to Company Distributor's records, personnel files and any other files or information it possesses or to which it has access that may be of use to Company in such connection.

11.  COMPANY'S WARRANTY AGAINST INFRINGEMENT; INDEMNIFICATION:

     Company warrants that distribution and sale of Containers shall not violate or infringe any valid trademarks, patents and/or copyrights held by third parties and shall defend, indemnify and save harmless Distributor, its agents, sub-distributors, officers, directors, employees, shareholders, successors and assigns, and each of them, from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, judgments, losses, damages, costs, charges, attorneys' fees, and other expenses of every nature and character by reason of such violation or infringement.

12.  DISTRIBUTOR'S INDEMNIFICATION OF COMPANY AND ASSUMPTION OF RISK:

     12.1. Indemnification: Distributor agrees to indemnify, defend and save harmless Company and its officers, directors, agents, employees, shareholders, legal representatives, successors and assigns, and each of them, from any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, judgments, losses, damages, costs, charges, attorney's fees, and other expenses of every nature and character by reason of Distributor's business and/or actions with respect to the Products and Containers, including any claims, actions or suits not covered under Company's warranty as set forth in this Agreement.


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     Distributor further agrees that the provisions contained in this paragraph shall survive the termination or expiration of this Agreement and shall be liberally construed in favor of Company.

     12.2. Assumption of Risk: Distributor hereby assumes all risks of damage to property or injury to person, arising from any cause, and Distributor hereby waives all claims in respect thereto against Company. By way of illustration and not by way of limitation, examples of such causes include any product-related responsibility of Distributor, any action or proceeding alleging any violation of any antitrust, trade regulation, unfair competition or similar statute or regulation. Distributor further agrees that the provisions contained in this paragraph shall survive the termination or expiration of this Agreement and shall be liberally construed in favor of Company.

13.  INDEPENDENT CONTRACTOR RELATIONSHIP:

     Distributor agrees that, with respect to all matters relating to this Agreement, Distributor shall be deemed to be an independent contractor and shall bear all of its own expenses in connection with this Agreement. Distributor shall have no authority, whether express or implied, to assume or create any obligation on behalf of Company nor shall Distributor issue or cause to be issued any quotations or draft any letters or documents over the name of Company, but rather shall use its own name for such purposes .

14.  TERM AND CANCELLATION:

     14.1. Term: Subject to the termination and cancellation provisions of this Agreement, the term of this Agreement shall commence as of the date hereof ("Effective Date") and shall continue in full force and effect for an initial term of five (5) years. Subject to the termination and cancellation provisions of this Agreement, unless either party gives written notice prior to the expiration of the initial term, as provided below, this Agreement shall automatically renew for one five (5) year renewal term on the same terms and conditions set forth herein.

     14.2. Cancellation: Subject to the other provisions of this Section, either party may terminate this Agreement effective at the expiration of its initial term or any actual or proposed renewal term hereof for any reason by giving the other party at least sixty (60) days Written Notice prior to such expiration.

     14.3. Termination Date: The date upon which this Agreement is canceled or terminated shall be hereinafter referred to as the "Termination Date".

15.  TERMINATION:

     This Agreement shall be terminable or shall terminate, as the case may be, prior to the expiration of the initial five (5) year period or any renewals thereafter if and when any of the following events occur:


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     15.1.  Breach of Agreement by Distributor: Subject to any Sections of this
Agreement that may provide for immediate termination without right of cure, Company may provide Written Notice to Distributor of any breach of this Agreement, and if Distributor fails to cure the breach within thirty (30) days of the Written Notice, the Agreement shall terminate immediately upon Written Notice to Distributor of such termination .

     15.2. Bankruptcy or Cessation of Business: This Agreement shall be terminated automatically and immediately upon Distributor's cessation of business, election to dissolve, dissolution, insolvency, failure in business, commission of an act of bankruptcy, general assignment for the benefit of creditors, or filing of any petition in bankruptcy or relief under the provisions of the bankruptcy laws.

     15.3. Commission of a Felony: Company may terminate this Agreement immediately upon Written Notice to Distributor if any of Distributor's principal officers or employees are convicted of any felony involving fraud, theft or moral turpitude.

     15.4. Merger, Consolidation or Change of Ownership: Company may terminate this Agreement immediately in the event that Distributor, without the prior written approval of Company, merges, consolidates or sells all or substantially all of its assets or if there is a change of more than fifty percent (50%) of the stock ownership of Distributor.

16.  RIGHTS AND OBLIGATIONS UPON TERMINATION OR CANCELLATION:

     Upon the termination or cancellation of this Agreement the parties hereto agree as follows:

     16.1. Non-Liability of Company: Company shall not be liable for consequential damages of any kind, whether as a result of a loss by Distributor of present or prospective profits, anticipated sales, expenditures, investments, commitments made in connection with this Agreement, or on account of any other reason or cause whatsoever.

     16.2. Continuing Obligations: Notwithstanding any contrary provision contained in this Agreement, the parties hereto agree that each shall abide by and uphold any and all rights or obligations accrued or existing as of the Termination Date.

17.  COMPLIANCE WITH GOVERNMENTAL REGULATIONS:

     In the event any legislation, rule, judgment or order is enacted, adopted or issued that commercially frustrates Company's purpose in entering into this Agreement or its ability to perform, Company has the right, in its sole discretion, notwithstanding any other provisions of this Agreement, to immediately terminate this Agreement or to cease performing or to unilaterally modify that portion of the Agreement that has been so affected.


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18.  MEETINGS:

     Company shall have the right to call meetings with Distributor to be held at Company's primary place of business or such other location as Company and Distributor may agree not more frequently than quarterly, provided that Company furnishes at least fourteen (14) days Written Notice to Distributor, to review matters relating to the terms and conditions of this Agreement and the compliance of each of the parties therewith and to consider any special matter of concern.

19.  FORCE MAJEURE:

     Distributor understands and acknowledges that Company shall not be liable for any loss, damage, detention, delay or failure to perform in whole or in part resulting from causes beyond Company's control, including, but not limited to, fires, weather, strikes, insurrections, riots, embargoes, shortages of motor vehicles, delays in transportation, inability to obtain supplies of raw materials, or requirements or regulations of the United States government or any other civil or military authority. Furthermore, it is understood that in no event shall Company be liable for incidental or consequential damages resulting therefrom.

20.  CONFLICTS WITH OTHER AGREEMENTS:

     Company and Distributor warrant that neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereunder will violate or constitute a default under any agreement or instrument to which either Company or Distributor is a party.

21.  ENTIRE AGREEMENT; AMENDMENT:

     This Agreement contains the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior contemporaneous written or oral negotiations and agreements between them regarding the subject matter hereof. This Agreement may be amended only by a writing signed by both of the parties and clearly designated as an amendment to this Agreement by an appropriate heading .

22.  SEVERABILITY:

     If any provision or portion thereof of this Agreement is determined to be invalid or unenforceable, the provision or portion shall be deemed to be severable from the remainder of this Agreement and shall not cause the invalidity or unenforceability of the remainder of this Agreement.

23.   ASSIGNMENT:

     The parties acknowledge that this Agreement contemplates and requires in its performance the unique circumstances, knowledge and business contacts of Distributor. Distributor may not transfer or assign this Agreement or any portion thereof or any right or obligation thereunder without

Company's prior written approval, which approval shall not be unreasonably withheld. Any attempted transfer or assignment by Distributor of this Agreement or portion thereof or any right or obligation thereunder shall be null and void and constitute a material breach of the Agreement. This Agreement shall be binding upon and shall inure to the benefit of Company and its successors and assigns, and shall be binding upon and, subject to the foregoing limitations, inure to the benefit of Distributor and its permitted assignees and successors. It is specifically contemplated by the parties that the Company may utilize other persons in connection with the manufacture of the Containers and may cause components or complete Containers to be manufactured or shipped from locations other than the Company's facilities.

24.  NO IMPLIED WAIVERS:

     The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the right to require such performance at any later time, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of such provision.

25.  ATTORNEYS' FEES:

     If any arbitration or legal proceeding is brought for the enforcement of this Agreement, or because of an alleged breach, default or misrepresentation in connection with any provision of this Agreement or other dispute concerning this Agreement, the successful or prevailing party shall be entitled to recover all attorneys fees reasonably incurred.

26.  ARBITRATION:

     Any controversy of claim arising out of or relating to this Agreement shall be settled by binding arbitration conducted in accordance with the Commercial Rules of the American Arbitration Association ("AAA"), and judgment upon any award rendered in such arbitration may be entered in any court having jurisdiction of whether one of the parties fails or refuses to participate. Any dispute in which monetary damages greater than one-hundred thousand dollars ($100,000) are alleged or in which injunctive relief or specific performance is requested shall be heard by a panel of three arbitration judges, which shall have the power to grant requests for injunctive relief and specific performance.

27.  GOVERNING LAW:

     This Agreement shall be construed and interpreted under the laws of the State of California. All disputes or controversies or questions arising under or relating to this Agreement between the parties hereto in relation to this Agreement shall be construed and resolved under the laws of the State of California. Any judgments upon the award entered by the arbitrators may be entered int the State of Federal Courts situated in the State of California.

28.  COUNTERPARTS:

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:                             Ontro, Inc.
       ----------------------      a California corporation


                                   By:
                                       -------------------------------
                                       James A. Scudder, President



Dated:                             The L.L. Knickerbocker Co., Inc.
       ----------------------      a California corporation



                                   By:
                                       -------------------------------
                                       Louis L. Knickerbocker, President

                                  SCHEDULE "A"
                                   CONTAINERS

                                  SCHEDULE "B"
                            INITIAL APPROVED PRODUCTS

                                  SCHEDULE "C"
                               INITIAL PRICE LIST